UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2010

MIMVI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-153826	26-0685980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Spear Street, Suite 1410
San Francisco, CA  94105
(Address of principal executive offices, including zip code)

(510) 552-2811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Consulting Agreement

On July 9, 2010, Mimvi, Inc. (“Mimvi”) and NBT Communications (the “Consultant”) entered into a consulting agreement (the “Agreement”) for investor relations and media placement services.

Pursuant to the terms of the Agreement, the Company agreed to issue one million (1,000,000) shares of its restricted common stock to the Consultant on July 9, 2010 in a single distribution.  The Company also agreed to reimburse the Consultant for all reasonable out-of-pocket expenditures incurred in its performance of the Agreement.

Item 3.02  – Unregistered Sale of Equity Securities

Pursuant to the consulting agreement described in Item 1.01 above, the Company agreed to sale 1,000,000 shares of its restricted common stock to the Consultant in exchange for consulting services.    The Company will sell the securities in reliance on the exemption from registration provided by Rule 506 of Regulation D and/or by Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMVI, INC.

Date: July 14, 2010	/s/ KASIAN FRANKS
Kasian Franks
Chief Executive Officer